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                                                                    EXHIBIT 23.5

                        CONSENT OF GOLDMAN, SACHS & CO.

October 12, 1999

Board of Directors
Nichols Research Corporation
4090 South Memorial Parkway
Huntsville, AL 35815

Re: Registration Statement on Form S-4 of Computer Sciences Corporation

Ladies and Gentlemen:

  Reference is made to our opinion letter dated September 19, 1999 with respect to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.01 per share, of Nichols Research Corporation (the "Company") of the Exchange Ratio (as defined in our opinion letter) pursuant to the Agreement and Plan of Merger, dated as of September 19, 1999, among Computer Sciences Corporation ("Buyer"), Nevada Acquisition Corporation, a wholly owned subsidiary of Buyer, and the Company.

  The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

  In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "SUMMARY--Reasons for the Merger", "SUMMARY--Opinion of Nichols' Financial Advisor", "THE MERGER--Background of the Merger", "THE MERGER--Reasons for the Merger" and "THE MERGER--Opinion of Nichols' Financial Advisors" and to the inclusion of the foregoing opinion in the Proxy Statement-Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

    /s/ Goldman, Sachs & Co.
_____________________________________
GOLDMAN, SACHS & CO.